Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Alanco Technologies, Inc.
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-163288) of our report dated October 6, 2010, relating to the consolidated financial statements, of Alanco Technologies, Inc. appearing in this Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona
October 6, 2010